SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2007
(Date of Earliest Event Reported)

RESOLVE STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada 0-29485 33-0850639
(State of Incorporation) (Commission File Number) (IRS Employer ID)

3235 Omni Drive
Cincinnati, OH 45245
(Address of Principal Executive Offices)

(800) 894-4250
(Registrant's telephone number, including area code)

Item 1.01 Entry Into A Material Definitive Agreement

Effective September 28, 2007, the Registrant entered into a form of Forbearance and Reaffirmation Agreement (“Agreement”) with its senior lender, Fifth Third Bank, an Ohio banking corporation (“Bank”). The parties to the Agreement other than the Bank include the Registrant and all subsidiaries of the Registrant, as well as Ron Heineman, chief executive officer of the Registrant, who signed the agreement as guarantor.

The Registrant previously disclosed in its Form 10-Q for the quarter ended March 31, 2007, that certain technical events of default had occurred in its Credit Agreement with its senior lender. The Agreement was entered into for the purpose of reaffirming various credit terms in the Registrant’s Credit Agreement with its senior lender, remedying the default status of the Credit Agreement and supplementing the Credit Agreement between the Registrant and the Bank. Various of the Registrant’s subsidiaries joined in the Agreement as corporate guarantors.

Item 8.01 Other Events.

On October 3, 2007, Resolve Staffing, Inc. issued a news release announcing the execution of the above mentioned Agreement with its senior lender. A copy of the Registrant’s news release is included as Exhibit 99.1 in this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1 Forbearance and Reaffirmation Agreement dated as of September 28, 2007    entered into by the Registrant, its subsidiaries and Fifth Third Bank
99.1 Press Release Dated October 3, 2007.

   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, Resolve Staffing, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 RESOLVE STAFFING, INC.

Dated: October 4, 2007.        /s/ Ronald E. Heineman
        -----------------------------
                  Ronald E. Heineman, CEO